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Exhibit No. 16.03

Hutton Nelson & McDonald, LLP
Certified Public Accountants


August 3, 2001


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549

Re: Lexon Technologies, Inc., Commission File Number 000-24721

Dear Sir/Madam:

     We were previously independent auditors for the Company and under the date of February 18, 2000, except for Note 17 to the consolidated financial statements as to which the date is March 6, 2000, we reported on the consolidated financial statements of the Company for the years ended December 31, 1999 and 1998. On May 30, 2001, we terminated our relationship with the Company due to non payment for services rendered.

     We have read the Company's statements included under Item 4 of its amended report on Form 8-K/A dated August 3, 2001, and we agree with such statements.


/S/Keith Freidlein
Hutton Nelson & McDonald, LLP
Certified Public Accountants
1815 South Meyers Road, Suite 550
Oakbrook Terrace, Illinois

Telephone (630) 495-5400
Facsimile (630) 495-0561